EXHIBIT 10.3

FIRST AMENDMENT TO MANAGEMENT RETENTION AGREEMENT

THIS FIRST AMENDMENT TO MANAGEMENT RETENTION AGREEMENT (this “Amendment”) is made and entered into as of August 8, 2022 (the “Amendment Effective Date”), by and between Heron Therapeutics, Inc., with its principal address located at 4242 Campus Point Court, Suite 200, San Diego, California 92121 (the “Company”) and Lisa Peraza (the “Employee”).  The Company and the Employee may each be referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties are the current parties to that certain Management Retention Agreement dated as of January 14, 2020 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement, but only in strict accordance with and as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.Section 2(a). The caption and provisions of Section 2(a) of the Agreement are hereby amended and restated in their entirety as follows:

Severance Upon Involuntary Termination. In the event that Employee suffers an Involuntary Termination at any time under circumstances other than as covered in paragraph 2(b) below, then in addition to all base salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, less standard deductions and withholdings, Employee will be entitled to receive severance benefits as follows:  (i) during the period commencing on the date of Employee’s termination and ending on the date six (6) months after the effective date of the termination (the “Severance Period”) the Company shall pay to Employee an amount equal to the monthly base salary which Employee was receiving immediately prior to the Involuntary Termination in accordance with the Company’s standard payroll practices; (ii) one-half the average bonus paid by the Company to Employee for services during each of the three 12-month periods (or such shorter period of time during which Employee was eligible for a bonus) prior to the Involuntary Termination date, which payments shall be paid during the Severance Period in accordance with the Company’s standard payroll practices; and (iii) reimbursement for or continuation of payment by the Company of its portion of the health insurance benefits provided to Employee immediately prior to the Involuntary Termination pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law through the earlier of the end of the Severance Period or the date upon which Employee is no longer eligible for such COBRA or other benefits under applicable law.  In addition, Employee’s stock options, restricted stock and other equity awards shall immediately vest, become exercisable and/or the restrictions thereon lapse with respect to that number of shares of Company common stock that otherwise would have vested during the Severance Period had Employee’s employment continued. Employee’s stock options, restricted stock and other equity awards shall otherwise be subject to the terms of the plan and option or award agreement pursuant to which such options and other equity awards were granted.

2.Entire Agreement; Amendment.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.  This Amendment taken together with the Agreement constitutes the full and complete agreement and understanding between the Parties and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Agreement, as so amended.  No provision of the Agreement as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by the Parties.  Except as expressly modified by this Amendment, the Agreement and all of its terms and conditions shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

HERON THERAPEUTICS, INC.LISA PERAZA

By:  /s/ Barry QuartBy:  /s/ Lisa Peraza

Name:  Barry Quart, Pharm.D.Title:  Vice President, Chief Accounting Officer

Title:  Chief Executive Officer